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                                                                    Exhibit 10.5
                                   DEBENTURE


$2,500,000
                                                                October 23, 1995

FOR VALUE RECEIVED, the undersigned DeVlieg-Bullard, Inc., a Delaware corporation (hereinafter "Company"), promises to pay to the order of Charles E. Bradley, Sr. (hereinafter "Holder") the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000), together with interest as set out herein at his office or such other place as Holder may designate in writing.

Investment Agreement: This Debenture is subject to the terms of an Investment Agreement between the Company, the Holder and certain other parties dated May 25, 1994, as amended by a certain First Amendment to Investment Agreement dated today (collectively, the "Investment Agreement"), a copy of which may be examined during normal business hours at the Company's offices. The Holder is entitled to the benefits of the Investment Agreement and all of the exhibits thereto, and reference is made thereto for a description of all rights and remedies thereunder. Neither reference to the Investment Agreement, nor any provision thereof or security for the other obligations evidenced hereby, shall affect or impair the absolute and unconditional obligation of the Company to pay the principal amount hereof, together with all interest accrued thereon and expenses, when due. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Investment Agreement.

Interest: From date of advance and thereafter until repayment, interest on the principal outstanding from time to time hereunder shall accrue hereunder at the rate of fourteen and one-half percent (14.5%) per annum compounded annually. Interest shall be calculated on the basis of a 360-day year and shall be computed for each payment period on the basis of the actual number of days elapsed.

Payments:

A. Payment of Interest. Interest at the rate of eleven percent (11%) per annum (simple interest) on the principal amount due hereof shall be due and payable on the first day of each calendar quarter, in arrears, commencing on the first day of January 1, 1996 and continuing until the entire principal amount hereof shall have been paid in full. The balance of the interest on the principal amount due hereof shall be due and payable on the Maturity Date.

B. Payment of Principal. The entire principal amount of this Debenture shall be due and payable on the Maturity Date.

C. Penalty. A penalty of an additional seven percent (7%), on an annualized basis, of the amount of any late payment shall be due and payable with respect to any such late payment.

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D. Other Payment Provisions.  All payments of principal and interest hereunder shall be payable to the Holder in lawful money of the United States of America and in immediately available funds, not later than 5 p.m. eastern time on the date when due, without offset. Any payment coming due on a day which is not a business day shall be made on the next succeeding such business day, and any such extension of the time of payment shall be included in the computation of interest hereunder.

Maturity Date: As used herein, the term "Maturity Date" means June 30, 2001 or, if earlier, a date which is the thirty (30) days after the date on or by which the Senior Subordinated Debentures are paid in full. As used herein, the term "Senior Subordinated Debentures" means the two Debentures, each dated May 25, 1994 and each in the original principal amount of Four Million Dollars ($4,000,000), issued to, respectively, Banc One Capital Partners Corporation and PNC Capital Corp.

Prepayment: This Debenture may be prepaid in whole or in part prior to May 25, 1996, but only upon payment of a prepayment penalty equal to four percent (4%) of the principal balance so prepaid, and only upon ten (10) days written notice to Holder. Thereafter, payment of any installment of principal or interest may be made prior to the Maturity Date thereof without penalty but only upon ten
(10) days prior written notice to Holder. Prepayments made without the required notice will not be credited against principal until ten (10) days after receipt. Notwithstanding the foregoing, this Debenture may not be prepaid prior to the payment in full of the Senior Subordinated Debentures.

Collateral: This Debenture is secured by certain collateral under the terms of the Investment Agreement.

Subordination: The indebtedness herein is junior to certain debts of the Company (i) as referenced in the Investment Agreement and the Intercreditor Agreement referenced therein and (ii) as referenced in that certain Intercreditor Agreement of even date herewith among The CIT Group/Business Credit, Inc. and the parties to the Investment Agreement.

No Assignment: This Debenture and the obligations hereunder may not be assigned by the Company without the prior written consent of Holder. Holder may freely assign its rights hereunder.

Default and Acceleration:

A. If any of the below-listed events occur prior to maturity hereof, then a default may be declared at the option of the Holder without presentment, demand, protest or further notice of any kind (all of which are hereby expressly waived). In such event the Holder shall be entitled to be paid in full the balance of any unpaid principal amount plus all accrued and unpaid interest and any costs to enforce the terms hereof, including reasonable attorneys' fees, and to any other remedies which may be available herein, in the Investment Agreement or under any applicable law:

1. Failure to pay any part of the indebtedness hereof when due;





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2. The sale, transfer or other disposition of all or substantially all of the assets of the Company, or all or substantially all of the capital stock of the Company; or

3. The occurrence of any default hereunder or as provided under the Investment Agreement pertaining hereto.

B. No course of dealing between the Holder and any other party hereto or any failure or delay on the part of the Holder in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of the Holder under this or any other applicable instrument. No single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

C. None of the rights, remedies, privileges or powers of the Holder expressly provided for herein shall be exclusive, but each of them shall be cumulative with and in addition to every other right, remedy, privilege and power now or hereafter existing in favor of Holder, whether at law or in equity, by statute or otherwise.

D. The Company shall pay all reasonable expenses of any nature, whether incurred in or out of court, and whether incurred before or after this Debenture shall become due at its Maturity Date or otherwise (including but not limited to reasonable attorneys' fees and costs) which Holder may reasonably deem necessary or proper in connection with the satisfaction of indebtedness or the administration, supervision, preservation, protection of (including, but not limited to, the maintenance of adequate insurance) or the realization upon the collateral. Holder is authorized to pay at any time and from time to time any or all of such expenses, add the amount of such payment to the amount of principal outstanding and charge interest thereon at the rate specified herein.

E. The security rights of Holder and its assigns shall not be impaired by Holder's sale, hypothecation or rehypothecation of this Debenture or any item of the collateral, or by any indulgence, including, but not limited to:

1. Any renewal, extension or modification which Holder may grant with respect to the indebtedness or any part thereof; or

2. Any surrender, compromise, release, renewal, extension, exchange or substitution which Holder may grant in respect of the collateral; or

3. Any indulgence granted in respect of any endorser, guarantor or surety. The purchaser, assignee, transferee or pledgee of this Debenture, the collateral, any guaranty and any other document (or any of them), sold, assigned, transferred, pledged or repledged by Holder, shall forthwith become vested with and entitled to exercise all the powers and rights given by this Debenture as if said purchaser, assignee, transferee or pledgee were originally named as Holder in this Debenture.
Cost and Fees: The Company agrees that the Holder shall be reimbursed for any and all costs and fees, including reasonable attorneys' fees and expenses, incurred by the Holder





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or his affiliates in connection with (i) any suit, action or proceeding of the
Holder to enforce the provisions of this Debenture or any other loan document, and (ii) any suit, action, claim or proceeding relating to this Debenture or any other loan document asserted against the Holder of his affiliates by any such party, in connection with which such other party does not prevail with respect to substantially all of its claims. In the event any one or more of the provisions contained in this Debenture or any other loan document shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Debenture or such other loan documents, but this Debenture and such other loan document shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein. The Company hereby declares, represents and warrants that it is a business or commercial organization and that the indebtedness evidenced hereby is made for the purpose of acquiring or carrying on a business or commercial enterprise within the meaning of the laws of the State of Connecticut.

Definitions: The term indebtedness as used herein shall mean the indebtedness evidenced by this Debenture, including principal, interest and expenses whether contingent, now due or hereafter to become due, and whether heretofore or contemporaneously herewith or hereafter contracted, and all other amounts due under the provisions of the Investment Agreement. The term collateral as used in this Debenture shall mean any funds, guarantees or other property or rights therein of any nature whatsoever or the proceeds thereof which may have been, are or hereafter may be hypothecated directly or indirectly by the undersigned or others in connection with, or as security for the indebtedness or any part thereof. The collateral and each part thereof shall secure the indebtedness and each part thereof.

Power of Attorney: If payment of the indebtedness evidenced by this Debenture, or any part thereof, shall not be made when due and at the Maturity Date, by acceleration or otherwise, the undersigned hereby authorizes and empowers any attorney of any court of record in the United States to appear for the undersigned in court, or before any clerk thereof, and confess judgment against the undersigned in favor of the Holder of this Debenture for the amount due thereon with interest and costs.

Waiver of Trial by Jury: The Company agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by the Holder on or with respect to this Debenture or any event, transaction or occurrence arising out of or in any way connected with the Investment Agreement or the dealing of the parties with respect thereto, shall be tried only by a court and not by a jury. THE COMPANY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. the Company acknowledges and agrees that the Holder would not extend credit under the Investment Agreement to the Company and purchase this Debenture if this waiver of jury trial were not part of the Investment Agreement.

Usury Savings: This Debenture is subject to the express condition and it is the expressed intent of the parties, that at no time shall the Company be obligated or required to pay





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interest on the principal balance due hereunder at a rate which could subject the Holder to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Company is permitted by law to contract or agree to pay. If by the terms of this Debenture, the Company is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, such rate of interest shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance hereof. No application to the principal balance hereof pursuant to this paragraph shall give rise to any requirement to pay any prepayment premium due hereunder.

Controlling Law: This Debenture shall be construed in accordance with and governed by the laws of the State of Connecticut, without regard to its principles of conflicts of law. Venue for any adjudication hereof shall be only in the courts of the State of Connecticut or the Federal courts in the State of Connecticut, to the jurisdiction of which courts all parties hereby consent. The Company intends that the courts of the jurisdiction(s) in which the Company is incorporated and conducts business shall afford full faith and credit to any judgment rendered by a court of the State of Connecticut against the Company hereunder, and should hold that the Connecticut courts have jurisdiction to enter a valid, in personam judgement against the Company hereunder.

Severability: To the extent any provision herein violates any applicable law, that provision shall be considered void and the balance of this Agreement shall remain unchanged and fully enforceable.

IN WITNESS WHEREOF, the undersigned has caused this Debenture to be executed and its seal affixed on the day and year first above written.



[Seal]                                     DEVLIEG-BULLARD, INC.



Attest: /s/ Sharon E. Huguet               By: /s/ William O. Thomas
       ----------------------------           -----------------------------
        Sharon E. Huguet, Secretary            William O. Thomas, President




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